Exhibit 99.2

PENN TRAFFIC NAMES GREGORY J. YOUNG PRESIDENT AND CEO

Robert R. Panasuk Resigns as an Officer and Director of the Company

Young and the Balance of Penn Traffic’s Experienced Management Team Continue to Implement the Company’s Turnaround Plan

SYRACUSE, N.Y. –Oct. 1, 2007 – The board of directors of The Penn Traffic Company (Pink Sheets: PTFC) voted unanimously to appoint Executive Vice President and Chief Operating Officer Gregory J. Young to serve as president and chief executive officer, effective immediately. The appointment followed the resignation of Robert R. Panasuk as president, chief executive officer and director of the company for personal reasons.

“Since rejoining Penn Traffic in 2006, Greg has been an important architect of our plans and strategy for turning the company around and he’s emerged as a key leader on the management team,” Chairman of the Board Robert J. Kelly said. “As CEO, Penn Traffic will continue to benefit from his leadership and three decades of industry experience. Greg has the board’s full support and complete confidence.”

Young, 51, is a Syracuse native who first worked for Penn Traffic from 1974 to 1999, joining as a part-time associate in its stores and progressing steadily through the ranks to serve in senior management positions. He rejoined the company as chief marketing and distribution officer in July 2006 and was appointed COO in October 2006. Previously, he was with C&S Wholesale Grocers in Keene, N.H. for three years as vice president of perishables and vice president and general manager of C&S Retail. From 1999 to 2003 Young served The Great Atlantic & Pacific Tea Company’s A&P Super Foodmart in Springfield, Massachusetts as group vice president and general manager, vice president of store operations and vice president of sales and merchandising.

Young will retain his current seat on the board and lead Penn Traffic’s strong and energetic management team of experienced grocery and retail executives, including: Senior Vice President and Chief Financial Officer Tod A. Nestor, 44; Senior Vice President for Store Operations Kenneth V. Thompson, 58; Senior Vice President of Merchandising Myles da Cunha, 48; Vice President and Chief Information Officer Lynn Leitzel, 51; Vice President and General Counsel Daniel J. Mahoney, 40; and Vice President of Human Resources and Labor Relations Christine McMahon, 43.

The Penn Traffic Company currently operates 105 supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving approximately 120 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements proceeded by, followed by or that include words such as “believe,” “anticipate,” “estimate,” “expect,” “could,” and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company, including the previously announced SEC and U.S. Attorney’s Office investigations. The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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